Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Reports Strong Fourth Quarter 2020 Operating Results
CHICAGO, February 1, 2021 — Kemper Corporation (NYSE: KMPR) reported net income of $97.5 million, or $1.46 per diluted share, for the fourth quarter of 2020, compared to $124.7 million, or $1.85 per diluted share, for the fourth quarter of 2019. In the fourth quarter of 2020, net income included a $57.8 million after-tax gain, or $0.86 per diluted share, attributable to the change in fair value of equity and convertible securities.
Adjusted Consolidated Net Operating Income1 was $105.8 million, or $1.59 per diluted share, for the fourth quarter of 2020, compared to $97.9 million, or $1.45 per diluted share, for the fourth quarter of 2019.
Highlights of the quarter include:
• Specialty P&C earned premiums increased by $83 million or 10%, and policies-in-force grew ~4%
• Life & Health produced net operating income of $9 million while absorbing protracted “catastrophe like” pandemic
• Announced the acquisition of American Access, further enhancing Kemper’s specialty auto expertise
•Kemper’s defined benefit pension plan purchased annuities and offered lump-sum payments, thereby reducing pension risk resulting in a non-cash after-tax pension settlement expense of $50.6 million.

“I’m very pleased with our quarter and full-year performance, against the backdrop of a challenging year,” said President and CEO Joseph P. Lacher, Jr. “We took actions to further strengthen our organization and an already strong balance sheet. Our performance metrics tell the success story, with tangible book value per share up 15% and return on tangible equity excluding unrealized gains up 16%. For the year, we generated over $400 million of net income, nearly $440 million of adjusted consolidated net operating income, and $425 million of cash from operations. Further, we continued to grow both top and bottom lines. Our ability to deliver these results is a testament to the strength of our franchise, our people, and our customers. Additionally, our announced acquisition of American Access will accelerate expansion of our Specialty auto business. Overall, Kemper remains well positioned to continue to deliver value to all our stakeholders.”
1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Net Income	$97.5	$124.7	$409.9	$531.1
Adjusted Consolidated Net Operating Income[1]	$105.8	$97.9	$438.8	$418.3

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(4.4)	$(12.8)	$(84.3)	$(61.0)

Diluted Net Income Per Share From:
Net Income	$1.46	$1.85	$6.14	$7.96
Adjusted Consolidated Net Operating Income[1]	$1.59	$1.45	$6.57	$6.27

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.07)	$(0.19)	$(1.26)	$(0.91)
Capital
Total Shareholders’ Equity at the end of the quarter was $4,563.4 million, an increase of $591.1 million, or 15 percent, since year-end 2019 primarily driven by net income and an increase in accumulated other comprehensive income, partially offset by cash dividends and repurchases of common stock. Kemper ended the quarter with cash and investments at the holding company of $733.2 million, and the $400 million revolving credit agreement was undrawn.
During the fourth quarter of 2020, Kemper paid dividends of $19.7 million.
Kemper ended the quarter with a book value per share of $69.74, an increase of 17 percent from $59.59 at the end of 2019. Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 was $58.67, up 11 percent from $53.08 at the end of 2019.
Revenues
Total revenues for the fourth quarter of 2020 increased $108.4 million, or 8.4 percent, to $1,392.1 million, compared to the fourth quarter of 2019, driven by $82.7 million of higher Specialty P&C earned premiums and a $33.9 million increase attributable to the change in fair value of equity and convertible securities. Net investment income increased $8.8 million to $102.7 million in the fourth quarter of 2020 due primarily to increased returns from Alternative Investments and higher levels of investments in fixed income securities, partially offset by lower yields on fixed income securities and higher investment expenses. Net realized investment losses were $0.1 million in the fourth quarter of 2020, compared to net realized investment gain of $2.8 million in the fourth quarter of 2019. Other income decreased from $3.7 million to $1.9 million in the fourth quarter of 2020.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Segment Net Operating Income:
Specialty Property & Casualty Insurance	$91.1	$62.3	$337.9	$283.1
Preferred Property & Casualty Insurance	16.9	12.8	3.5	41.9
Life & Health Insurance	9.4	28.9	60.0	98.7
Total Segment Net Operating Income	117.4	104.0	401.4	423.7
Corporate and Other Net Operating Income (Loss)	(11.6)	(6.1)	37.4	(5.4)
Adjusted Consolidated Net Operating Income[1]	105.8	97.9	438.8	418.3
Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	57.8	30.9	57.0	109.7
Net Realized Gains on Sales of Investments	(0.1)	2.2	30.1	33.1
Impairment Losses	0.4	(1.3)	(15.4)	(10.9)
Acquisition Related Transaction, Integration and Other Costs	(15.8)	(5.0)	(50.0)	(14.5)
Debt Extinguishment, Pension and Other Charges	(50.6)	—	(50.6)	(4.6)
Net Income	$97.5	$124.7	$409.9	$531.1
The Specialty Property & Casualty Insurance segment reported net operating income of $91.1 million for the fourth quarter of 2020, compared to $62.3 million in the fourth quarter of 2019. Results improved due primarily to higher premium volume and an improvement in underlying losses and LAE ratio. The segment’s Underlying Combined Ratio1 was 91.3 percent, compared to 93.8 percent in the fourth quarter of 2019 reflecting favorable short-term pandemic-related frequency trends.
The Preferred Property & Casualty Insurance segment reported net operating income of $16.9 million for the fourth quarter of 2020, compared to net operating income of $12.8 million in the fourth quarter of 2019. Results improved due primarily to an improvement in underlying losses and LAE and lower catastrophe losses and LAE (excluding loss and LAE reserve development), partially offset by adverse loss and LAE reserve development. The Preferred Property & Casualty Insurance segment’s Underlying Combined Ratio1 improved 3.0 percentage points to 93.6 percent in the fourth quarter of 2020 due primarily to lower incurred losses and LAE reflecting similar auto frequency trends experienced in our Specialty segment, as well as ongoing profit improvement actions.
The Life & Health Insurance segment reported net operating income of $9.4 million for the fourth quarter of 2020, compared to $28.9 million in the fourth quarter of 2019. Results deteriorated due primarily to an increase in COVID-related mortality, in line with country-wide trends.

Unaudited condensed consolidated statements of income for the three and twelve months ended December 31, 2020 and 2019 are presented below.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts)	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Revenues:
Earned Premiums	$1,214.0	$1,145.8	$4,672.2	$4,472.4
Net Investment Income	102.7	93.9	348.2	364.3
Other Income	1.9	3.7	94.6	35.5
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	73.1	39.2	72.1	138.9
Net Realized Gains (Losses) on Sales of Investments	(0.1)	2.8	38.1	41.9
Impairment Losses	0.5	(1.7)	(19.5)	(13.8)
Total Revenues	1,392.1	1,283.7	5,205.7	5,039.2
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	863.4	814.9	3,323.6	3,188.3
Insurance Expenses	279.3	265.4	1,100.5	1,019.7
Loss from Early Extinguishment of Debt	—	—	—	5.8
Interest and Other Expenses	128.8	46.5	271.5	163.8
Total Expenses	1,271.5	1,126.8	4,695.6	4,377.6
Income from before Income Taxes	120.6	156.9	510.1	661.6
Income Tax Expense	(23.1)	(32.2)	(100.2)	(130.5)
Net Income	$97.5	$124.7	$409.9	$531.1

Net Income Per Unrestricted Share:
Basic	$1.49	$1.87	$6.24	$8.04
Diluted	$1.46	$1.85	$6.14	$7.96

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	65,413.7	66,649.7	65,636.1	65,880.9
Unrestricted Shares and Equivalent Shares - Diluted	66,528.7	67,160.5	66,729.8	66,548.1

Dividends Paid to Shareholders Per Share	$0.30	$0.28	$1.20	$1.03

Unaudited business segment revenues for the three and twelve months ended December 31, 2020 and 2019 are presented below.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Specialty Automobile	$796.1	$733.1	$3,031.3	$2,825.6
Commercial Automobile	86.3	66.6	304.0	252.8
Total Earned Premiums	882.4	799.7	3,335.3	3,078.4
Net Investment Income	37.9	28.3	114.1	107.5
Other Income	0.4	0.8	1.8	7.0
Total Specialty Property & Casualty Insurance Revenues	920.7	828.8	3,451.2	3,192.9
Preferred Property & Casualty Insurance:
Earned Premiums:
Preferred Automobile	107.1	117.2	431.7	470.2
Homeowners	53.3	58.7	220.7	241.3
Other Personal	8.8	9.3	35.8	38.8
Total Earned Premiums	169.2	185.2	688.2	750.3
Net Investment Income	13.4	11.5	37.7	44.1
Other Income	—	—	0.1	—
Total Preferred Property & Casualty Insurance Revenues	182.6	196.7	726.0	794.4
Life & Health Insurance:
Earned Premiums:
Life	96.5	95.6	385.7	384.6
Accident & Health	50.2	48.5	199.3	190.9
Property	15.7	16.8	63.7	68.2
Total Earned Premiums	162.4	160.9	648.7	643.7
Net Investment Income	52.8	52.0	198.8	206.4
Other Income	—	2.9	0.6	8.5
Total Life & Health Insurance Revenues	215.2	215.8	848.1	858.6
Total Segment Revenues	1,318.5	1,241.3	5,025.3	4,845.9
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	73.1	39.2	72.1	138.9
Net Realized Gains on Sales of Investments	(0.1)	2.8	38.1	41.9
Impairment Losses	0.5	(1.7)	(19.5)	(13.8)
Other	0.1	2.1	89.7	26.3
Total Revenues	$1,392.1	$1,283.7	$5,205.7	$5,039.2

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	Dec 31, 2020	Dec 31, 2019
Assets:
Investments:
Fixed Maturities at Fair Value	$7,605.9	$6,922.1
Equity Securities at Fair Value	858.5	907.3
Equity Securities at Modified Cost	40.1	41.9
Equity Method Limited Liability Investments	225.3	220.4
Convertible Securities at Fair Value	39.9	37.3
Short-term Investments at Cost which Approximates Fair Value	875.4	470.9
Other Investments	779.0	661.5
Total Investments	10,424.1	9,261.4
Cash	206.1	136.8
Receivables from Policyholders	1,194.5	1,117.1
Other Receivables	222.4	219.7
Deferred Policy Acquisition Costs	589.3	537.7
Goodwill	1,114.0	1,114.0
Current Income Tax Assets	15.6	44.7
Other Assets	575.9	557.7
Total Assets	$14,341.9	$12,989.1
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,527.5	$3,502.0
Property & Casualty	1,982.5	1,969.8
Total Insurance Reserves	5,510.0	5,471.8
Unearned Premiums	1,615.1	1,545.5
Policyholder Contract Liabilities	467.0	309.8
Deferred Income Tax Liabilities	285.7	178.2
Accrued Expenses and Other Liabilities	727.9	733.1
Debt at Amortized Cost	1,172.8	778.4
Total Liabilities	9,778.5	9,016.8
Shareholders’ Equity:
Common Stock	6.5	6.7
Paid-in Capital	1,805.2	1,819.2
Retained Earnings	2,071.2	1,810.3
Accumulated Other Comprehensive Income	680.5	336.1
Total Shareholders’ Equity	4,563.4	3,972.3
Total Liabilities and Shareholders’ Equity	$14,341.9	$12,989.1

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019

Results of Operations
Net Premiums Written	$829.2	$782.5	$3,435.5	$3,211.3

Earned Premiums	$882.4	$799.7	$3,335.3	$3,078.4
Net Investment Income	37.9	28.3	114.1	107.5
Other Income	0.4	0.8	1.8	7.0
Total Revenues	920.7	828.8	3,451.2	3,192.9
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	626.2	599.5	2,350.8	2,302.4
Catastrophe Losses and LAE	5.5	3.8	12.3	11.1
Prior Years:
Non-catastrophe Losses and LAE	(1.7)	(4.1)	15.1	(35.1)
Catastrophe Losses and LAE	0.1	0.2	0.2	0.5
Total Incurred Losses and LAE	630.1	599.4	2,378.4	2,278.9
Insurance Expenses	179.1	150.7	651.9	555.6
Other Expenses	—	0.2	—	2.5
Operating Income	111.5	78.5	420.9	355.9
Income Tax Benefit	(20.4)	(16.2)	(83.0)	(72.8)
Segment Net Operating Income	$91.1	$62.3	$337.9	$283.1

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	71.0%	75.0%	70.4%	74.7%
Current Year Catastrophe Losses and LAE Ratio	0.6	0.5	0.4	0.4
Prior Years Non-catastrophe Losses and LAE Ratio	(0.2)	(0.5)	0.5	(1.1)
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	71.4	75.0	71.3	74.0
Insurance Expense Ratio	20.3	18.8	19.5	18.0
Combined Ratio	91.7%	93.8%	90.8%	92.0%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	71.0%	75.0%	70.4%	74.7%
Insurance Expense Ratio	20.3	18.8	19.5	18.0
Underlying Combined Ratio[1]	91.3%	93.8%	89.9%	92.7%

Non-GAAP Measure Reconciliation
Combined Ratio	91.7%	93.8%	90.8%	92.0%
Less:
Current Year Catastrophe Losses and LAE Ratio	0.6	0.5	0.4	0.4
Prior Years Non-catastrophe Losses and LAE Ratio	(0.2)	(0.5)	0.5	(1.1)
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Underlying Combined Ratio[1]	91.3%	93.8%	89.9%	92.7%

Unaudited selected financial information for the Preferred Property & Casualty Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019

Results of Operations
Net Premiums Written	$155.2	$172.6	$653.0	$739.3

Earned Premiums	$169.2	$185.2	$688.2	$750.3
Net Investment Income	13.4	11.5	37.7	44.1
Other Income	—	—	0.1	—
Total Revenues	182.6	196.7	726.0	794.4
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	107.1	120.2	400.9	481.8
Catastrophe Losses and LAE	(5.3)	11.9	82.0	63.0
Prior Years:
Non-catastrophe Losses and LAE	9.5	(7.1)	20.7	(17.6)
Catastrophe Losses and LAE	0.1	(3.1)	(0.5)	(18.4)
Total Incurred Losses and LAE	111.4	121.9	503.1	508.8
Insurance Expenses	51.4	58.7	221.1	233.3
Operating Income (Loss)	19.8	16.1	1.8	52.3
Income Tax Benefit (Expense)	(2.9)	(3.3)	1.7	(10.4)
Segment Net Operating Income (Loss)	$16.9	$12.8	$3.5	$41.9

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	63.2%	64.9%	58.3%	64.2%
Current Year Catastrophe Losses and LAE Ratio	(3.1)	6.4	11.9	8.4
Prior Years Non-catastrophe Losses and LAE Ratio	5.6	(3.8)	3.0	(2.3)
Prior Years Catastrophe Losses and LAE Ratio	0.1	(1.7)	(0.1)	(2.5)
Total Incurred Loss and LAE Ratio	65.8	65.8	73.1	67.8
Insurance Expense Ratio	30.4	31.7	32.1	31.1
Combined Ratio	96.2%	97.5%	105.2%	98.9%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	63.2%	64.9%	58.3%	64.2%
Insurance Expense Ratio	30.4	31.7	32.1	31.1
Underlying Combined Ratio[1]	93.6%	96.6%	90.4%	95.3%

Non-GAAP Measure Reconciliation
Combined Ratio	96.2%	97.5%	105.2%	98.9%
Less:
Current Year Catastrophe Losses and LAE Ratio	(3.1)	6.4	11.9	8.4
Prior Years Non-catastrophe Losses and LAE Ratio	5.6	(3.8)	3.0	(2.3)
Prior Years Catastrophe Losses and LAE Ratio	0.1	(1.7)	(0.1)	(2.5)
Underlying Combined Ratio[1]	93.6%	96.6%	90.4%	95.3%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Results of Operations
Earned Premiums	$162.4	$160.9	$648.7	$643.7
Net Investment Income	52.8	52.0	198.8	206.4
Other Income	—	2.9	0.6	8.5
Total Revenues	215.2	215.8	848.1	858.6
Policyholders’ Benefits and Incurred Losses and LAE	121.8	95.0	442.0	402.7
Insurance Expenses	83.8	85.3	334.9	334.0
Operating Profit	9.6	35.5	71.2	121.9
Income Tax Expense	(0.2)	(6.6)	(11.2)	(23.2)
Segment Net Operating Income	$9.4	$28.9	$60.0	$98.7
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income1
Adjusted Consolidated Net Operating Income1 is an after-tax, non-GAAP financial measure computed by excluding from Net Income the after-tax impact of 1) income (loss) from change in fair value of equity and convertible securities, 2) net realized gains on sales of investments, 3) impairment losses 4) acquisition related transaction, integration and other costs, 5) debt extinguishment, pension and other charges, and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Income.
Kemper believes that Adjusted Consolidated Net Operating Income1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from Change in Fair Value of Equity and Convertible Securities, Net Realized Gains on Sales of Investments and Impairment Losses related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition Related Transaction and Integration Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Debt Extinguishment, Pension and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions are made by the Company, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends.

A reconciliation of Net Income to Adjusted Consolidated Net Operating Income1 for the three and twelve months ended December 31, 2020 and 2019 is presented below.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Net Income	$97.5	$124.7	$409.9	$531.1
Less Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	57.8	30.9	57.0	109.7
Net Realized Gains on Sales of Investments	(0.1)	2.2	30.1	33.1
Impairment Losses	0.4	(1.3)	(15.4)	(10.9)
Acquisition Related Transaction, Integration and Other Costs	(15.8)	(5.0)	(50.0)	(14.5)
Debt Extinguishment, Pension and Other Charges	(50.6)	—	(50.6)	(4.6)
Adjusted Consolidated Net Operating Income[1]	$105.8	$97.9	$438.8	$418.3
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Income.
A reconciliation of Diluted Net Income to Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1 for the three and twelve months ended December 31, 2020 and 2019 is presented below.

	Three Months Ended		Year Ended
(Unaudited)	Dec 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Diluted Net Income	$1.46	$1.85	$6.14	$7.96
Less Net Income (Loss) Per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	0.86	0.46	0.86	1.64
Net Realized Gains on Sales of Investments	—	0.03	0.45	0.50
Impairment Losses	0.01	(0.02)	(0.23)	(0.16)
Acquisition Related Transaction, Integration and Other Costs	(0.24)	(0.07)	(0.75)	(0.22)
Debt Extinguishment, Pension and Other Charges	(0.76)	—	(0.76)	(0.07)
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share[1]	$1.59	$1.45	$6.57	$6.27
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 and Book Value Per Share at December 31, 2020 and December 31, 2019 is presented below.

(Dollars in Millions) (Unaudited)	Dec 31, 2020	Dec 31, 2019
Shareholders’ Equity	$4,563.4	$3,972.3
Net Unrealized Gains on Fixed Maturities	724.0	434.0
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities[1]	$3,839.4	$3,538.3
Underlying Combined Ratio1
Underlying Combined Ratio1 is a non-GAAP financial measure that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the Underlying Combined Ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The Underlying Combined Ratio1 should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its fourth quarter 2020 results in a conference call on Monday, February 1st, at 5:00 p.m. Eastern (4:00 p.m. Central) Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the fourth quarter of 2020, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With $14.3 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto, Personal Insurance, Life and Health brands. Kemper serves over 6.2 million policies, is represented by more than 30,000 agents and brokers, and has 9,500 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper at the Company’s website, kemper.com.

Caution Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those factors listed in periodic reports filed by Kemper with the Securities and Exchange Commission (“SEC”). The COVID-19 outbreak and subsequent global pandemic (“Pandemic”) is an extraordinary event that creates unique uncertainties and risks. Kemper cannot provide any assurances as to the impacts of the Pandemic and related economic conditions on the Company’s operating and financial results.
No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release, including any such statements related to the Pandemic. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
###

Contacts
Investors: Christine Patrick	312.661.4803 or cpatrick@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com